UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

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MAGICJACK VOCALTEC LTD.

(Name of Registrant as Specified in Its Charter)

PAUL M. POSNER

CARNEGIE TECHNOLOGIES HOLDINGS, LLC

FRANK BELL

NABIL N. EL-HAGE

RICHARD L. KIMSEY

MORRIS A. MILLER

RICHARD W. TALARICO

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

On February 1, 2017, Paul M. Posner and Carnegie Technologies Holdings, LLC issued the press release attached hereto as Exhibit A with respect to the commencement of litigation relating to the nomination of directors to be included in the proxy statement of MAGICJACK VOCALTEC LTD., a company incorporated in the State of Israel (the “Issuer”).

THE PARTICIPANTS IN THE PROXY SOLICITATION ARE PAUL M. POSNER (“POSNER”) AND CARNEGIE TECHNOLOGIES HOLDINGS, LLC (“CARNEGIE”) (POSNER AND CARNEGIE COLLECTIVELY THE "CARNEGIE PARTIES"), FRANK BELL, NABIL N. EL-HAGE, RICHARD L. KIMSEY, MORRIS A. MILLER, AND RICHARD W. TALARICO (COLLECTIVELY WITH THE CARNEGIE PARTIES, THE "PARTICIPANTS"). AS OF THE DATE HEREOF, POSNER OWNS 247,334 ORDINARY SHARES OF MAGICJACK VOCALTEC LTD., WHICH CONSTITUTES APPROXIMATELY 1.6% OF THE OUTSTANDING ORDINARY SHARES OF MAGICJACK VOCALTEC LTD. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT OF MAGICJACK VOCALTEC LTD. AND SCHEDULE 14N AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF VOTES ON BEHALF OF THE CARNEGIE PARTIES FROM THE SHAREHOLDERS OF MAGICJACK VOCALTEC LTD. AT ITS ANNUAL MEETING, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION, INCLUDING THEIR RESPECTIVE INTERESTS IN MAGICJACK VOCALTEC LTD. BY SECURITIES HOLDINGS OR OTHERWISE. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE AVAILABLE TO SHAREHOLDERS OF MAGICJACK VOCALTEC LTD. FROM THE COMPANY AT NO CHARGE AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. IF YOU HAVE QUESTIONS OR NEED ASSISTANCE VOTING YOUR SHARES, PLEASE CONTACT MACKENZIE PARTNERS, INC. AT (800) 322-2885 (TOLL-FREE IN NORTH AMERICA) OR AT +1 (212) 929-5500 (CALL COLLECT) OR BY EMAIL AT PROXY@MACKENZIEPARTNERS.COM.

Exhibit A

Carnegie Technologies Discloses Effort by magicJack to Deny Shareholder Rights

Carnegie Filed Motion in Israeli Court to Ensure Shareholders Have a Choice

SAN ANTONIO, TX – February 1, 2017 – Carnegie Technologies Holdings, LLC and Founder Paul M. Posner (“Carnegie”), the holder of approximately 1.6% of the shares in magicJack VocalTec Ltd. (“magicJack” or the “Company”) (NASDAQ: CALL), today filed a motion in an Israeli court to bring a stop to the self-serving tactics of magicJack to deny shareholders the opportunity to vote for the Carnegie nominees.

As a result of the ongoing efforts by the magicJack Board of Directors to entrench themselves through the denial of basic shareholder rights, Carnegie was compelled to initiate litigation in Israel to ensure shareholders have the opportunity to vote for the Carnegie nominees. In addition to these actions, Carnegie would also highlight that magicJack has intentionally failed to provide Carnegie with customary shareholder information we are fully entitled to receive in order to be able to communicate with our fellow shareholders, a basic and fundamental shareholder right.

“It is unconscionable that magicJack is trying to deny shareholders the opportunity to hear from us and to vote for validly nominated directors,” said Paul Posner, Founder and CEO of Carnegie Technologies. “While we first suspected that the Company’s ongoing delay in publishing the amended agenda for the election of directors was simply an instance of negligence by the Company and its current board of directors, we now believe that the Company may have more malicious motives. Therefore, we have taken steps to ensure that shareholders are not denied their right to choose directors through a fair and open election process.”

Added Posner, “Shareholders should have significant concern, as we do, as to the reasons why the current board did not accept our previous $8.50 per share offer, or at least take our offer to shareholders, or set up a process to seek strategic alternatives for the business. The $8.50 per share price was approximately 40% higher than where the stock was at the time and more than 18% higher than where the stock closed yesterday. I think magicJack can be great again, but I have no confidence in the current board to make good decisions and engage with shareholders in good faith. I see every reason to vote them out and ask fellow shareholders to take an active part in this process of voting them out.”

Carnegie has commenced litigation in the District Court for the Central District of Israel against the Company for the purpose of (i) directing the Company to amend the agenda and all other proxy materials in such manner and (ii) directing the Company to deliver all shareholder information to enable it to communicate directly with fellow shareholders.

If required, Carnegie will also take all necessary legal action to hold the current members of the board of directors accountable for any resulting delay in the annual meeting that causes the Company to be delisted from the NASDAQ, in light of the Company’s ongoing breach of the NASDAQ listing requirements.

On January 5, 2017, Carnegie announced the nomination of five highly qualified candidates for election to magicJack’s Board of Directors at its 2016 Annual Meeting of Shareholders. The Carnegie nominees include Frank Bell, Nabil El-Hage, Richard Kimsey, Morris Miller and Richard Talarico. Carnegie also supports the election of magicJack director nominee Gerald Vento, and Alan B. Howe, a nominee of Kanen Wealth Management, LLC.

magicJack shareholders of record at the close of business on January 25, 2017 will be entitled to vote at the 2016 Annual General Meeting scheduled for February 28, 2017, at 10:00 am Israel time. For additional details, please go to www.MJProxy.com

Carnegie has retained The Bank Street Group as its financial advisor, as well as Meitar Liquornik Geva Leshem Tal as its Israeli counsel and Wiggin and Dana LLP as US securities law counsel.

Additional Information

THE PARTICIPANTS IN THE PROXY SOLICITATION ARE PAUL M. POSNER (“POSNER”) AND CARNEGIE TECHNOLOGIES HOLDINGS, LLC (“CARNEGIE”) (POSNER AND CARNEGIE COLLECTIVELY THE "CARNEGIE PARTIES"), FRANK BELL, NABIL N. EL-HAGE, RICHARD L. KIMSEY, MORRIS A. MILLER, AND RICHARD W. TALARICO (COLLECTIVELY WITH THE CARNEGIE PARTIES, THE "PARTICIPANTS"). AS OF THE DATE HEREOF, POSNER OWNS 247,334 ORDINARY SHARES OF MAGICJACK VOCALTEC LTD., WHICH CONSTITUTES APPROXIMATELY 1.6% OF THE OUTSTANDING ORDINARY SHARES OF MAGICJACK VOCALTEC LTD. SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT OF MAGICJACK VOCALTEC LTD. AND SCHEDULE 14N AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF VOTES ON BEHALF OF THE CARNEGIE PARTIES FROM THE SHAREHOLDERS OF MAGICJACK VOCALTEC LTD. AT ITS ANNUAL MEETING, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN ANY SUCH PROXY SOLICITATION, INCLUDING THEIR RESPECTIVE INTERESTS IN MAGICJACK VOCALTEC LTD. BY SECURITIES HOLDINGS OR OTHERWISE. A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE AVAILABLE TO SHAREHOLDERS OF MAGICJACK VOCALTEC LTD. FROM THE COMPANY AT NO CHARGE AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. IF YOU HAVE QUESTIONS OR NEED ASSISTANCE VOTING YOUR SHARES, PLEASE CONTACT MACKENZIE PARTNERS, INC. AT (800) 322-2885 (TOLL-FREE IN NORTH AMERICA) OR AT +1 (212) 929-5500 (CALL COLLECT) OR BY EMAIL AT PROXY@MACKENZIEPARTNERS.COM.

About Carnegie Technologies

Carnegie Technologies brings together the best and brightest minds to challenge the status quo and develop real, revenue-generating communications products that take advantage of the fundamental shifts in the communications technology ecosystem. Founded in 2010 by Paul Posner following a successful 20-year history operating wireless networks and developing adjunct communications products, Carnegie Technologies has over 100 employees and engineering teams on four continents with deep expertise in application development and software for mobile devices, cellular core network operations, and more that is now leveraged to drive the development of the next generation of communications technology.

Contact:

Investors

MacKenzie Partners, Inc.

Paul Schulman (212) 929-5364

Bob Marese (212) 929-5045

Media

Gagnier Communications

Dan Gagnier (646) 569-5897

Patrick Reynolds (646) 569-5879